[Form of]
Revocable Proxy
Corning Natural Gas Corporation

SPECIAL MEETING OF SHAREHOLDERS
NOVEMBER 6, 2013, 12:30 P.M. LOCAL TIME
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CORNING NATURAL CORPORATION

The undersigned hereby appoints Firouzeh Sarhangi and Stanley G. Sleve, acting alone or together, the proxy or proxies of the undersigned to attend the Special Meeting of Shareholders of Corning Natural Gas Corporation to be held on November 6, 2013, at 330 W. William Street, Corning, New York 14830, located south of West Pulteney Street and west of Goff Street, beginning at 12:30 p.m. local time, and any adjournments thereof, and to vote all shares of the common stock that the undersigned would be entitled to vote if personally present, in the manner indicated below, and on any other matters properly brought before the Meeting or any adjournment thereof, all as set forth in the Proxy Statement/Prospectus, dated October 4, 2013

IMPORTANT SPECIAL MEETING INFORMATION		Mark here if you plan to attend the meeting. [ ]

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS, INCLUDING THE PROXY STATEMENT/PROSPECTUS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 6, 2013: THE PROXY STATEMENT/PROSPECTUS IS AVAILABLE ON OUR WEBSITE AT:

Mark here for address change. [ ]
www.corninggas.com		__________________________
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Comments:
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FOLD HERE - PLEASE DO NOT DETACH - PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

1. To adopt an Agreement and Plan of Share Exchange to establish a holding company structure for Corning Natural Gas Corporation in which Corning Gas will become a subsidiary of a holding company, Corning Natural Gas Holding Corporation (the "Holding Company"), pursuant to an Agreement and Plan of Share Exchange that provides for all of the outstanding shares of Corning Gas's Common Stock to be exchanged automatically on a share-for-share basis for shares of the Holding Company's Common Stock.

For Against Abstain
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2. To act upon such other matters as may properly come before the meeting, or any adjournments or postponements of the meeting.
Please be sure to date and sign this proxy card in the box below.	Date	THE BOARD OF DIRECTOR RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1.
This proxy will be voted FOR Proposal 1 unless otherwise indicated, and in the discretion of the proxies on all other matters properly before the meeting.

Sign above Co-holder (if any) sign above

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.